UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	The Nasdaq Stock Market LLC
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	The Nasdaq Stock Market LLC
6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2024, Gladstone Commercial Corporation (the “Company”), Gladstone Commercial Limited Partnership (the “Partnership”), the majority-owned operating partnership of the Company, entered into a Note Purchase Agreement (the “Agreement”) with the institutional investors named therein (the “Purchasers”) in connection with a private placement of senior guaranteed notes of the Partnership. Pursuant to the Agreement, the Partnership issued to the Purchaser $75,000,000 million aggregate principal amount of its 6.47% Senior Guaranteed Notes due December 18, 2029 (the “Notes”). The Notes are the Partnership’s senior unsecured obligations and are guaranteed by the Company and each of the subsidiaries that guarantees the Partnership’s obligations under the Fourth Amended and Restated Credit Agreement and Other Loan Documents, dated as of August 18, 2022, by and among Partnership, as borrower, the Company and certain of its wholly owned subsidiaries, as guarantors (the “Guarantors”), each of the financial institutions initially a signatory thereto together with their successors and assignees, as lenders, and KeyBank National Association, as lender and agent (the “Credit Facility”). The issue price for the Notes was 100% of the aggregate principal amount thereof. The sale and purchase of the Notes occurred on December 18, 2024. In accordance with the requirements of the Note Purchase Agreement, on December 18, 2024, the Company and the Guarantors entered into an Unconditional Guaranty of Payment and Performance (the “Guaranty Agreement”) to evidence their guarantee of the Notes.

The Notes bear interest at an annual fixed rate of 6.47% and mature on December 18, 2029. Interest is payable semi-annually on June 18 and December 18 of each year, beginning on June 18, 2025.

The Partnership may at any time prepay not less than 5% of the aggregate principal amount of the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium; provided, that at any time on or after the date 30 days prior to the maturity date of the Notes the Partnership may, at its option prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date without any make-whole or other premium. In the event of a Change in Control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the Notes at a price equal to 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without any make-whole or other premium.

The Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants that are generally consistent with the covenants contained in the Credit Facility and include, without limitation, limitations on the Company, Partnership and its subsidiaries with respect to incurrence of indebtedness, disposition of assets, mergers and transactions with affiliates. The Agreement contains customary events of default with customary grace periods, as applicable. Certain covenants in the Agreement will automatically adjust to match the Credit Facility in the event the corresponding sections under the Credit Facility are amended or modified.

In addition, in the event that (i) the Notes are rated below “BBB-” by at least one rating agency if the Notes are rated by one agency, (ii) if the Notes are rated by two ratings agencies, the Notes are rated below “BBB-“ by the lower of such ratings, or (iii) if the Notes are rated by three or more ratings agencies, the Notes are rated below “BBB-“ by the second lowest of such ratings (each, a “BIG Event”), the Notes will bear interest at a fixed rate per annum that is 1.00% above the stated rate of the Notes for so long as the BIG Event is no longer continuing.

The Partnership intends to use the proceeds of the offering to repay borrowings under the Partnership’s revolving line of credit, to repay term loan debt under the Credit Facility, and for general corporate purposes.

The Notes are being sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

The foregoing descriptions of the Notes the Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Notes and the Agreement, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this report and are incorporated in this item 1.01 by reference.

Item 2.03 - Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 6.47% Senior Guaranteed Notes due December 18, 2029 (included as Schedule 1 to the Note Purchase Agreement filed herewith as Exhibit 10.1).

10.1	Note Purchase Agreement, dated December 18, 2024 by and among Gladstone Commercial Limited Partnership, Gladstone Commercial Corporation and the Purchasers party thereto.

10.2	Unconditional Guaranty of Payment and Performance, dated December 18, 2024, between Gladstone Commercial Corporation and the other guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

December 19, 2024	By:	/s/ Gary Gerson
Gary Gerson
Chief Financial Officer